AEP Reports 16 Percent Increase in 2014 Second-Quarter GAAP Earnings Per Share; 10 Percent Increase in 2014 Second-Quarter Operating Earnings Per Share

-- Second-quarter 2014 GAAP and operating earnings $0.80 per share

-- AEP continues successful execution of regulated earnings growth strategy, adding another $100 million to its transmission business investment in 2014

-- Company reaffirms 2014 operating earnings guidance range of $3.35 to $3.55 per share

COLUMBUS, Ohio, July 25, 2014 /PRNewswire/ --

AMERICAN ELECTRIC POWER
Preliminary, unaudited results

		Second-quarter ended June 30			Year-to-date ended June 30
		2014	2013	Variance	2014	2013	Variance
Revenue ($ in billions):		4.0	3.6	0.4	8.7	7.4	1.3
Earnings ($ in millions):
	GAAP	390	338	52	950	701	249
	Operating	390	357	33	950	744	206
EPS ($):
	GAAP	0.80	0.69	0.11	1.95	1.44	0.51
	Operating	0.80	0.73	0.07	1.95	1.53	0.42
EPS based on 488mm shares Q2 2014, 486mm in Q2 2013, 488mm in YTD 2014 and 486mm in YTD 2013

American Electric Power (NYSE: AEP) today reported second-quarter 2014 earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $390 million or $0.80 per share, compared with $0.69 per share or $338 million in second-quarter 2013, an increase of 16 percent in earnings per share.

Operating earnings (GAAP earnings excluding special items) for second-quarter 2014 were the same as GAAP earnings of $390 million or $0.80 per share, compared with second-quarter 2013 operating earnings of $0.73 per share or $357 million, a 10 percent earnings-per-share increase.

A full reconciliation of 2014 and 2013 GAAP earnings with operating earnings for the quarter and year-to-date is included in tables at the end of this news release.

"We continue to see the positive effects of executing our regulated earnings growth strategy," said Nicholas K. Akins, AEP chairman, president and chief executive officer. "Our solid financial performance in the second quarter was supported by the rate base growth we've achieved through investments in infrastructure and system improvements for the benefit of our customers. Our focus on transmission also is boosting earnings. AEP Transmission Holding Co., including equity earnings from joint ventures, contributed 10 cents per share to earnings in second-quarter 2014, 6 cents higher than the earnings contribution in second-quarter 2013. Between June 2013 and June 2014, we grew Transmission Holding Co.'s net plant assets by 92 percent, to nearly $2.1 billion.

"Economic improvement in the states where we operate is encouraging, particularly in areas with shale gas development. Excluding the 2013 closure of our largest industrial customer, overall industrial sales increased 4.5 percent for the quarter, and in counties with significant shale gas development, our industrial sales increased by 39 percent. Industrial sales increased in nine of our top 10 industrial sectors in the first half of 2014. Commercial sales also increased for the fourth consecutive quarter. While residential usage declined slightly this quarter, we expect it to be slightly higher year over year," Akins said.

"We've maintained our focus on cost controls and process improvements. Although we are advancing spending into 2014 from future years, we remain well-positioned within our 2014 earnings guidance range. Based on our positive earnings performance and balance sheet strength, we are increasing capital investment in our transmission business by another $100 million. The additional $300 million that we've allocated to our transmission business in 2014 brings our total transmission capital investment to approximately $1.9 billion, which will support future earnings growth," Akins said.

EARNINGS GUIDANCE

Management reaffirmed its 2014 operating earnings guidance range of $3.35 to $3.55 per share. In providing operating earnings guidance, there could be differences between operating earnings and GAAP earnings for matters such as, but not limited to, impairments or changes in accounting principles. AEP management is not able to estimate the impact, if any, on GAAP earnings of these items. Therefore, AEP is not able to provide a corresponding GAAP equivalent for earnings guidance.

SUMMARY OF RESULTS BY SEGMENT
$ in millions

GAAP Earnings	2Q 14	2Q 13	Variance	YTD 14	YTD 13	Variance
Vertically Integrated Utilities(a)	154	152	2	432	332	100
Transmission & Distribution Utilities (b)	90	75	15	187	162	25
AEP Transmission Holdco (c)	47	18	29	71	31	40
Generation & Marketing (d)	98	(9)	107	261	76	185
AEP River Operations (e)	3	(9)	12	6	(11)	17
All Other	(2)	111	(113)	(7)	111	(118)
Total GAAP Earnings	390	338	52	950	701	249

Operating Earnings	2Q 14	2Q 13	Variance	YTD 14	YTD 13	Variance
Vertically Integrated Utilities	154	152	2	432	354	78
Transmission & Distribution Utilities	90	75	15	187	161	26
AEP Transmission Holdco	47	18	29	71	31	40
Generation & Marketing	98	90	8	261	179	82
AEP River Operations	3	(9)	12	6	(11)	17
All Other	(2)	31	(33)	(7)	30	(37)
Total Operating Earnings	390	357	33	950	744	206
A full reconciliation of GAAP earnings with operating earnings is included in tables at the end of this news release.

(a)  Includes AEP Generating Company, Appalachian Power Company, Indiana Michigan Power Company, Kentucky Power Company, Kingsport Power Company, Public Service Company of Oklahoma, Southwestern Electric Power Company, and Wheeling Power Company.

(b) Includes Ohio Power Company, AEP Texas Central Company and AEP Texas North Company.
(c) Includes wholly-owned transmission only subsidiaries and transmission only joint ventures.
(d) Includes nonregulated generation in ERCOT and PJM as well as marketing, risk management and retail activities in ERCOT, PJM, and MISO.
(e) Includes commercial barging operations.

Operating earnings from Vertically Integrated Utilities for second-quarter 2014 increased $2 million compared with the same period in 2013. This reflects the impact of continued successful rate proceedings as well as favorable off-system sales because of higher market prices, offset by increased operations and maintenance expenses in transmission and generation.

Operating earnings from Transmission & Distribution Utilities for second-quarter 2014 increased $15 million compared with the same period in 2013, primarily due to increased transmission investment.

Operating earnings from AEP Transmission Holdco for second-quarter 2014 increased $29 million compared with the same period in 2013, largely from increased transmission investment.

Operating earnings from Generation & Marketing for second-quarter 2014 increased $8 million compared with the same period in 2013, primarily due to favorable power prices.

Operating earnings from AEP River Operations for second-quarter 2014 increased $12 million compared with the same period in 2013, mainly driven by improvements in barge freight demand.

Operating earnings from All Other for second-quarter 2014 decreased $33 million compared with the same period in 2013, primarily due to prior year interest income associated with a favorable court decision related to United Kingdom windfall profit taxes.

OPERATING MARGIN FROM VERTICALLY INTEGRATED UTILITIES
$ in millions

	2Q 14	2Q 13	Variance	YTD 14	YTD 13	Variance
Retail and FERC Margins	1,177	1,116	61	2,464	2,301	163
Off-System Sales	38	17	21	139	33	106
Transmission Revenue	64	58	6	132	116	16
Other Operating Revenue	39	47	(8)	75	102	(27)
Vertically Integrated Utilities Operating Margin	1,318	1,238	80	2,810	2,552	258

Margin represents total revenues less the related direct cost of fuel, including consumption of chemicals and emissions allowances and purchased power.

Retail and FERC Margins – Retail and FERC margins for second-quarter 2014 were $61 million higher than for the same period in 2013, largely from the continuing impact of favorable rate decisions.

Off-System Sales – Margins from off-system sales increased $21 million in second-quarter 2014 compared with second-quarter 2013, mainly driven by higher market prices for power.

Transmission Revenue – Transmission revenues were $6 million higher in second- quarter 2014 compared with the same period in the prior year, primarily due to increased investment in the PJM region.

OPERATING MARGIN FROM TRANSMISSION & DISTRIBUTION UTILITIES
$ in millions

	2Q 14	2Q 13	Variance	YTD 14	YTD 13	Variance
Retail and FERC Margins	538	466	72	1,115	970	145
Off-System Sales	13	11	2	25	23	2
Transmission Revenue	111	78	33	204	157	47
Other Operating Revenue	104	104	0	203	194	9
Transmission & Distribution Utilities Operating Margin	766	659	107	1,547	1,344	203

Margin represents total revenues less the related direct cost of fuel, including consumption of chemicals and emissions allowances, amortization of generation deferrals and purchased power.

Retail and FERC Margins – Retail and FERC margins for second-quarter 2014 were $72 million higher than for the same period in 2013, mainly driven by the continuing impact of favorable rate decisions.

Transmission Revenue – Transmission revenues were $33 million higher in second-quarter 2014 compared with the same period in the prior year, primarily due to increased transmission revenues from Ohio customers who switched to alternative Competitive Retail Electric Service providers and increased transmission investment.

OPERATING MARGIN FROM GENERATION & MARKETING
$ in millions

	2Q 14	2Q 13	Variance	YTD 14	YTD 13	Variance
Generation & Marketing Operating Margin	353	344	9	799	696	103

Margin represents total revenues less the related direct cost of fuel, including consumption of chemicals and emissions allowances and purchased power.

Generation & Marketing – Generation & Marketing margins increased $9 million in second-quarter 2014 compared with the same period in the prior year due to favorable power prices.

SELECT OTHER OPERATING EXPENSES

The following expense categories within the Vertically Integrated Utilities segment had significant fluctuations in 2014 compared with 2013 (dollars in millions):

	2Q 14	2Q 13	Variance	YTD 14	YTD 13	Variance
Operations and Maintenance Expense	618	551	67	1,194	1,096	98
Depreciation and Amortization	252	235	17	515	469	46

Operations and Maintenance expenses in second-quarter 2014 for the Vertically Integrated Utilities segment were $67 million higher compared with the same period in 2013, mainly driven by increases in transmission expenses, generation maintenance expenses and employee-related expenses.

Depreciation and Amortization expenses for the second-quarter 2014 for the Vertically Integrated Utilities segment increased by $17 million compared with the same period in 2013, primarily because of increases in the depreciable base.

The following expense categories within the Transmission & Distribution Utilities segment had significant fluctuations in 2014 compared with 2013 (dollars in millions):

	2Q 14	2Q 13	Variance	YTD 14	YTD 13	Variance
Operations and Maintenance Expense	298	220	78	591	465	126
Depreciation and Amortization	156	151	5	317	284	33
Taxes Other Than Income Taxes	108	105	3	227	209	18

Operations and Maintenance expenses in second-quarter 2014 for the Transmission & Distribution Utilities segment were $78 million higher compared with the same period in 2013, primarily due to increases in transmission expenses recovered dollar-for-dollar in rate recovery riders/trackers, storm-related expenses in Ohio and employee-related expenses.

Depreciation and Amortization expenses for the second-quarter 2014 for the Transmission & Distribution Utilities segment increased by $5 million compared with the same period in 2013, mainly from increases in amortization related to Ohio and Texas securitizations as well as increases in the depreciable base.

Taxes Other Than Income Taxes increased in second-quarter 2014 for the Transmission & Distribution Utilities segment by $3 million when compared with the same period in 2013, largely from increased property taxes.

WEBCAST

American Electric Power's quarterly conference call with financial analysts and investors will be broadcast live over the Internet at 9 a.m. EDT today at http://www.aep.com/webcasts. The webcast will include audio of the conference call and visuals of charts and graphics referred to by AEP management during the call. The charts and graphics will be available for download at http://www.aep.com/webcasts.

The call will be archived on http://www.aep.com/webcasts for those unable to listen during the live webcast. Archived calls also are available as podcasts.

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American Electric Power is one of the largest electric utilities in the United States, delivering electricity to more than 5.3 million customers in 11 states. AEP ranks among the nation's largest generators of electricity, owning nearly 38,000 megawatts of generating capacity in the U.S. AEP also owns the nation's largest electricity transmission system, a more than 40,000-mile network that includes more 765-kilovolt extra-high voltage transmission lines than all other U.S. transmission systems combined. AEP's transmission system directly or indirectly serves about 10 percent of the electricity demand in the Eastern Interconnection, the interconnected transmission system that covers 38 eastern and central U.S. states and eastern Canada, and approximately 11 percent of the electricity demand in ERCOT, the transmission system that covers much of Texas. AEP's utility units operate as AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana and east Texas). AEP's headquarters are in Columbus, Ohio.

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AEP's earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company's earnings as reported to the Securities and Exchange Commission. The company's operating earnings, or GAAP earnings adjusted for certain items as described in the news release and charts, provide another representation of the company's performance. AEP uses operating earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company also uses operating earnings data internally to measure performance against budget and to report to AEP's board of directors.

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This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: the economic climate, growth or contraction within and changes in market demand and demographic patterns in AEP's service territory; inflationary or deflationary interest rate trends; volatility in the financial markets, particularly developments affecting the availability of capital on reasonable terms and developments impairing AEP's ability to finance new capital projects and refinance existing debt at attractive rates; the availability and cost of funds to finance working capital and capital needs, particularly during periods when the time lag between incurring costs and recovery is long and the costs are material; electric load, customer growth and the impact of retail competition, particularly in Ohio; weather conditions, including storms and drought conditions, and AEP's ability to recover significant storm restoration costs; available sources and costs of, and transportation for, fuels and the creditworthiness and performance of fuel suppliers and transporters; availability of necessary generating capacity and the performance of AEP's generating plants; AEP's ability to recover increases in fuel and other energy costs through regulated or competitive electric rates; AEP's ability to build or acquire generating capacity and transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms and to recover those costs; new legislation, litigation and government regulation, including oversight of nuclear generation, energy commodity trading and new or heightened requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances, or additional regulation of fly ash and similar combustion products that could impact the continued operation, cost recovery, and/or profitability of AEP's generation plants and related assets; evolving public perception of the risks associated with fuels used before, during and after the generation of electricity, including nuclear fuel; a reduction in the federal statutory tax rate that could result in an accelerated return of deferred federal income taxes to customers; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation; AEP's ability to constrain operation and maintenance costs; AEP's ability to develop and execute a strategy based on a view regarding prices of electricity and other energy-related commodities; prices and demand for power that AEP generates and sells at wholesale; changes in technology, particularly with respect to new, developing or alternative sources of generation; AEP's ability to recover through rates or market prices any remaining unrecovered investment in generating units that may be retired before the end of their previously projected useful lives; volatility and changes in markets for capacity and electricity, coal, and other energy-related commodities, particularly changes in the price of natural gas; changes in utility regulation and the allocation of costs within regional transmission organizations, including PJM and SPP; the transition to market for generation in Ohio, including the implementation of ESPs; AEP's ability to successfully and profitably manage its separate competitive generation assets; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of AEP debt; the impact of volatility in the capital markets on the value of the investments held by AEP's pension, other postretirement benefit plans, captive insurance entity and nuclear decommissioning trust and the impact of such volatility on future funding requirements; accounting pronouncements periodically issued by accounting standard-setting bodies; and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes, cyber security threats and other catastrophic events.

American Electric Power

Financial Results for the 2nd Quarter 2014
Reconciliation of GAAP to Operating Earnings

		2014
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation and Marketing	AEP River Operations	Parent & All Other	Total	EPS
		($ millions)

GAAP Earnings		154.0	90.0	47.0	98.0	3.0	(2.0)	390.0	$ 0.80

Special Items
Mark-to-Market Impact of Economic Hedging Activities	a	-	-		-	-	-	-	$ -

Total Special Items		-	-		-	-	-	-	$ -

Operating Earnings		154.0	90.0	47.0	98.0	3.0	(2.0)	390.0	$ 0.80

Financial Results for the 2nd Quarter 2013
Reconciliation of GAAP to Operating Earnings

		2013
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation and Marketing	AEP River Operations	Parent & All Other	Total	EPS
		($ millions)

GAAP Earnings		152.0	75.0	18.0	(9.0)	(9.0)	111.0	338.0	$ 0.69

Special Items
UK Windfall Taxes	b	-	-	-	-	-	(80.0)	(80.0)	$ (0.16)
Muskingum River Plant Unit 5 Impairment	c	-	-	-	99.0	-	-	99.0	$ 0.20

Total Special Items		-	-		99.0	-	(80.0)	19.0	$ 0.04

Operating Earnings		152.0	75.0	18.0	90.0	(9.0)	31.0	357.0	$ 0.73

a	Reflected in Revenues, and Income Tax Expense
b	Reflected in Income Tax Expense
c	Reflected in Asset Impairments and Other Related Charges, and Income Tax Expense.

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Three Months Ending June 30,
ENERGY & DELIVERY SUMMARY	2014	2013		Change

Vertically Integrated Utilities
Retail Electric (in millions of kWh):
Residential	6,716	6,878		(2.4%)
Commercial	6,122	6,158		(0.6%)
Industrial	9,025	8,707		3.7%
Miscellaneous	577	566		1.9%
Total Retail	22,440	22,309		0.6%

Wholesale Electric (in millions of kWh): (a)	8,602	N.M.	(c)

Total KWHs	31,042

Transmission & Distribution Utilities
Retail Electric (in millions of kWh):
Residential	5,559	5,752		(3.4%)
Commercial	6,314	6,394		(1.3%)
Industrial	5,629	5,895		(4.5%)
Miscellaneous	183	180		1.7%
Total Retail (b)	17,685	18,221		(2.9%)

Wholesale Electric (in millions of kWh): (a)	453	N.M.	(c)

Total KWHs	18,138

(a) Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and
Other Wholesale Customers.

(b) Represents energy delivered to distribution customers.

(c) 2014 is not comparable to 2013 due to the 2013 asset transfers related to corporate separation on December 31, 2013 and the termination of the pool agreement effective January 1, 2014.

American Electric Power

Financial Results for Year-to-Date 2014
Reconciliation of GAAP to Operating Earnings

			2014
			Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation and Marketing	AEP River Operations	Parent & All Other	Total	EPS
			($ millions)

GAAP Earnings			432.0	187.0	71.0	261.0	6.0	(7.0)	950.0	$ 1.95

Special Items
	Mark-to-Market Impact of Economic Hedging Activities	a	-	-		-	-	-	-	-

	Total Special Items		-	-		-	-	-	-	$ -

	Operating Earnings		432.0	187.0	71.0	261.0	6.0	(7.0)	950.0	$ 1.95

Financial Results for Year-to-Date 2013
Reconciliation of GAAP to Operating Earnings

			2013
			Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation and Marketing	AEP River Operations	Parent & All Other	Total	EPS
			($ millions)

GAAP Earnings			332.0	162.0	31.0	76.0	(11.0)	111.0	701.0	$ 1.44

Special Items
	Restructuring Program	d	3.0	(1.0)	-	4.0	-	(1.0)	5.0	0.01
	Reversal of Storm Deferral - Virginia	d	19.0	-	-	-	-	-	19.0	0.04
	UK Windfall Taxes	b	-	-	-	-	-	(80.0)	(80.0)	(0.16)
	Muskingum River Plant Unit 5 Impairment	c	-	-	-	99.0	-	-	99.0	0.20

	Total Special Items		22.0	(1.0)		103.0	-	(81.0)	43.0	$ 0.09

	Operating Earnings		354.0	161.0	31.0	179.0	(11.0)	30.0	744.0	$ 1.53

a	Reflected in Revenues, and Income Tax Expense
b	Reflected in Income Tax Expense
c	Reflected in Asset Impairments and Other Related Charges, and Income Tax Expense.
d	Reflected in Maintenance and Other Operation, and Income Tax Expense

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Six Months Ending June 30,
ENERGY & DELIVERY SUMMARY	2014	2013		Change

Vertically Integrated Utilities
Retail Electric (in millions of kWh):
Residential	17,621	16,667		5.7%
Commercial	12,237	12,003		1.9%
Industrial	17,357	16,968		2.3%
Miscellaneous	1,132	1,115		1.5%
Total Retail	48,347	46,753		3.4%

Wholesale Electric (in millions of kWh): (a)	18,786	N.M.	(c)

Transmission & Distribution Utilities
Retail Electric (in millions of kWh):
Residential	13,086	12,218		7.1%
Commercial	12,216	12,100		1.0%
Industrial	10,773	11,395		(5.5%)
Miscellaneous	353	340		3.8%
Total Retail (b)	36,428	36,053		1.0%

Wholesale Electric (in millions of kWh): (a)	1,152	N.M.	(c)

(a) Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and
Other Wholesale Customers.

(b) Represents energy delivered to distribution customers.

(c) 2014 is not comparable to 2013 due to the 2013 asset transfers related to corporate separation on December 31, 2013 and the termination of the pool agreement effective January 1, 2014.

CONTACT: MEDIA: Melissa McHenry, Director, External Communications, 614/716-1120; ANALYSTS: Bette Jo Rozsa, Managing Director, Investor Relations, 614/716-2840